SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 7, 2008
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events
On November 7, 2008, we issued a press release that Intermountain Community Bancorp (“Intermountain”) received preliminary approval from the U.S. Department of the Treasury to receive additional capital by participating in the Treasury’s Capital Purchase Program. Under the program, Intermountain could issue to the U.S. Treasury up to $27 million in senior preferred shares as well as warrants to purchase common stock. Receipt of the funding is subject to Intermountain’s shareholders approving an amendment to its Articles of Incorporation to provide for the issuance of preferred stock, as well as the acceptance of the terms of the agreement and satisfaction of closing conditions. Intermountain will hold a special meeting of it shareholders and to that end, has filed preliminary proxy materials with the Securities and Exchange Commission.
A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporate in its entirety by reference.
Item 9.01 — Financial Statements and Exhibits
(a)	Financial statements — not applicable.

(b)	Pro forma financial information — not applicable.

(c)	Shell company transactions — not applicable

(d)	Exhibits:
99.1	Press Release dated November 7, 2008 announcing Intermountain’s selection to participate in the U.S. Treasury’s Capital Purchase Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: November 12, 2008

INTERMOUNTAIN COMMUNITY BANCORP
By:	/s/ Douglas Wright
Douglas Wright
Executive Vice President and Chief Financial Officer

3